UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia	0-12185	Not Applicable
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201 Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing
     On September 27, 2010, we received a deficiency letter from the staff of the Nasdaq Stock Market, confirming that the company is not in compliance with the $1.00 minimum bid price requirement for our common stock under Nasdaq Listing Rule 5459(a)(1). The deficiency letter and the grace periods for regaining compliance with the minimum bid price standard are described in a press release included as an exhibit to this report and incorporated herein by reference. The bid price deficiency has no effect on the listing or trading of our common stock on the Nasdaq Global Select Market at this time.
     In anticipation of the bid price deficiency, we obtained waivers from holders of our amortizing convertible notes that will allow us to continue paying monthly amortization installments on the notes in NGAS common shares through November 2010. Additional waivers will be required for subsequent installment payments in our common stock if the bid price deficiency remains uncured.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. An Exhibit Index is attached to this report and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS Resources, Inc.
By:	/s/ William S. Daugherty
William S. Daugherty,
President and Chief Executive Officer

Date: September 30, 2010

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Press release dated September 30, 2010.